UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2012

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PROCYON CORPORATION

(Exact name of registrant as specified in its charter)

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Colorado	0-17449	59-3280822
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1300 S. HIGHLAND CLEARWATER, FL  33756

(Address of Principal Executive Offices) (Zip Code)

(727) 447-2998
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective on June 11, 2012, Procyon Corporation’s operating subsidiary, Amerx Health Care Corporation (“Amerx”) entered into a written Job Offer - Salary and Benefit Statement (the “Written Agreement”) confirming the basic terms of employment offered by Amerx to George Borak and accepted by Mr. Borak. Under the Written Agreement, Mr. Borak has agreed to serve as Amerx’s Vice President - Sales for a base annual salary of $150,000 plus certain incentive and other benefits. A Press Release dated June 27, 2012 announcing Mr. Borak’s employment with Amerx is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference. A copy of the Written Agreement is attached as Exhibit 10.1 and the information contained therein is incorporated herein by reference.

Item 8.01 Other Events.

As set forth in Item 1.01, Amerx entered into an employment agreement for George Borak to serve as the corporation’s Vice President - Sales, effective June 11, 2012. A Press Release dated June 27, 2012 announcing Mr. Borak’s employment with Amerx is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

On June 27, 2012, Amerx issued a Press Release announcing that Amerx has been awarded a Federal Supply Service 6511A Medical Equipment & Supplies Contract effective June 15, 2012 through June 14, 2017. The Press Release is attached as Exhibit 99.2 and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Job Offer - Salary & Benefit Statements between Amerx Health Care Corporation and George Borak, effective June 11, 2012.

99.1	Press Release dated June 27, 2012.

99.2	Press Release dated June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROCYON CORPORATION
By	/s/ Regina W. Anderson
Name: Regina W. Anderson Title: Chief Executive Officer

Date:  June 27, 2012